UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement.
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
|_|   Definitive Proxy Statement
|_|   Definitive additional materials.
|_|   Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12.

                       MAGNITUDE INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:
      2.    Aggregate number of securities to which transaction applies:
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4.    Proposed maximum aggregate value of transaction:
      5.    Total fee paid:

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1.    Amount Previously Paid: _____________________________________
      2.    Form, Schedule or Registration Statement No.: _______________
      3.    Filing Party: _______________________________________________
      4.    Date Filed: _________________________________________________

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                               401 State Route 24
                            Chester, New Jersey 07930

               NOTICE OF ACTION OF SHAREHOLDERS BY WRITTEN CONSENT
                        IN LIEU OF SHAREHOLDER'S MEETING

To the Stockholders:

On behalf of the Board of Directors and management of Magnitude Information Systems, Inc. (the "Company"), we urge you to consider and act upon the following proposed amendment to the Company's Certificate of Incorporation, which the Board of Directors recommends that shareholders approve by Written Consent in lieu of a Shareholder's Meeting:

      1. Increase the number of shares of Common Stock that the Company is authorized to issue from 200,000,000 to 300,000,000 shares.

      Pursuant to the applicable provisions of the Delaware General Corporation Law and our Company's Certificate of Incorporation, as amended, the written consent of stockholders owning no less than the majority of the Company's outstanding shares of common stock are required in order to amend the Company's Certificate of Incorporation. Your Board of Directors has fixed September 26, 2005 as the record date for purposes of this solicitation. Therefore, only holders who owned Company common shares as of the close of business on September 26, 2005, are permitted to provide their Written Consent.

      The proposal to amend our Certificate of Incorporation and procedure to exercise your rights in connection with this solicitation is described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the accompanying Consent Card, be delivered to Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034,
Attention: Proxy Department, on or before October 30, 2005. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

By Order of the Board of Directors
Joerg H. Klaube,
Secretary

Chester, New Jersey

                                September , 2005
                       MAGNITUDE INFORMATION SYSTEMS, INC.
                               401 State Route 24
                            Chester, New Jersey 07930

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     FOR THE ADOPTION OF AN AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

This Consent Solicitation Statement (the "Consent Statement") is furnished to the stockholders of MAGNITUDE INFORMATION SYSTEMS, INC., a Delaware corporation (the "Company"), by the Board of Directors in connection with the solicitation by the Company of the written consent of stockholders. The stockholders are being asked to provide their written consent for the adoption of an amendment (the "Amendment") to the Certificate of Incorporation of the Company. The Amendment would increase the number of shares of common stock, $.0001 par value (the "Common Stock"), which the Company has authority to issue from 200,000,000 to 300,000,000 shares. The text of the Amendment is attached hereto as Exhibit A.

The Company intends to distribute this Consent Statement and the accompanying Consent Card commencing on or about October__, 2005 to the holders of record of the Common Stock as of the close of business on September 26, 2005. This date is referred to as the "record date." Written consents of stockholders representing a majority of the outstanding shares of Common Stock at the record date are required to approve the Amendment.

The principal executive offices of the Company are located at 401 State Route 24, Chester, New Jersey 07930, and the telephone number of the Company is (908) 879-2722.

PURPOSE AND APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of 200,000,000 shares of Common Stock. The Company's Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 200,000,000 shares to 300,000,000 shares. As of September 26, 2005, the Company has 137,190,006 shares of issued and outstanding Common Stock, outstanding options to purchase 7,448,074 shares of Common Stock as well as 45,602,684 outstanding common stock purchase warrants and convertible preferred stock, convertible into 13,004,805 shares of Common Stock. Of the 13,004,805 common shares underlying our outstanding convertible preferred stock, 11,247,607 are only issueable in March, 2006, upon the automatic conversion of the 112,476 Series E preferred shares issued to our officers and directors in exchange for their surrender and cancellation of 11,247,607 common shares in September, 2005, to provide sufficient shares to accommodate the Company's current private placement.

In September, 2005, our officers and directors surrendered for cancellation 4,507,709 stock options, 2,283,916 common stock purchase warrants and 11,247,607 common shares in order to provide sufficient authorized common shares to accommodate the Company's current private placement. We replaced the surrendered and cancelled common shares with shares of our Series E preferred stock which are automatically convertible in March, 2006, into 11,247,607 common shares, the amount of common shares equal to those surrendered. We also intend to reissue the 4,507,709 stock options and 2,283,916 warrants also surrendered for cancellation by our officers and directors with an equal amount of common shares underlying these securities following adoption by the shareholders of the proposed amendment.

Each share of the Company's Common Stock entitles the holder to one vote on each matter submitted to a vote of stockholders. There is no cumulative voting. The holders of the Company's Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company's Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's Common Stock.

The general purpose and effect of the amendment to the Company's Certificate of Incorporation is to authorize 100,000,000 additional shares of Common Stock. The Board of Directors has approved this amendment to provide additional common shares to accommodate outstanding options, warrants and convertible securities as well as to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends or stock splits.

At the present time, your Board of Directors intends to utilize an aggregate 18,039,232 of the new common shares to be authorized to underlie the 4,507,709 stock options, 2,283,916 common stock purchase warrants and the 112,476 Series E preferred shares we will reissue or issue to replace those securities previously surrendered by our officers and directors for cancellation, following the adoption of the subject amendment, and for future equity financings. Apart from utilizing these new common shares in connection with the replacement of stock options, warrants and common shares for our officers and directors and for issuance in future equity financings, the Board of Directors has no other current plan, arrangement or proposal to issue any additional shares of Common Stock. However, you should know that if the Board of Directors deems it to be in the best interests of the Company and the stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

OUR OUTSTANDING PREFERRED STOCK

Our Outstanding Series A, Series C and Series E Preferred Stock.

We have issued an aggregate (1) 29,300 shares of Series A Preferred Stock, (2) 100,000 shares of Series C Preferred Stock and (3) 112,476 shares of Series E Preferred Stock. The Series A and C preferred shares are presently convertible into 1,757,198 common shares while the 112,476 Series E preferred shares are automatically convertible into 11,247,607 common shares in March, 2006.

TERMS OF OUR SERIES A STOCK

The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

TERMS OF OUR SERIES C STOCK

The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series C Stock at any time.

TERMS OF OUR SERIES E STOCK

As stated above, we have 112,476 shares of Series E Stock currently outstanding. Our shares of Series E Stock are automatically convertible into 100 Company common shares six months after their issuance, and will convert into an aggregate 11,247,607 common shares. The Series E Stock accrues cumulative dividends at the rate of 6% per annum on the stated value of the shares, payable in cash upon their automatic conversion date and when declared by the Board of Directors. The Series E Stock has priority in dividend payments over all of the Company's common stock and all of the other series of Company preferred shares outstanding. In the event of liquidation, the Series E Stock has rights to be paid out of the net assets of the Company on a par, prorated basis with all of the other series of outstanding preferred shares. The Company's outstanding preferred stock have a liquidation preference and priority over the Company's outstanding common stock. The holders of the Series E stock as well as the holders of all other series of outstanding preferred shares, have no voting rights.

The officers and directors who surrendered an aggregate 11,247,607 common shares and received 112,476 Series E Stock in exchange, waived their rights to receive any dividends associated with these shares of preferred stock.

      1. Private Placements. Commencing in October,2004 and terminating in April, 2005, we conducted a private placement and issued 13,970,000 units, comprised of 13,970,000 common shares and 13,970,000 warrants, to 23 foreign-based and U.S. accredited investors at the subscription price of $0.10 per unit, raising gross proceeds of $1,397,000 and out of which the Company paid aggregate fees of $101,000 to its Swiss and U.S. placement agents. Of this amount, we paid one of our Swiss placement agents, S&I Consulting, $3,000 and our other Swiss placement agent, Mr. Nicholas Rogivue, a finder's fee of $20,000, and our U.S. placement agent vFinance, Inc., a placement fee of $78,000. Commencing in July, 2005 and continuing through the date hereof, we are engaged in our current private placement and have issued and have irrevocable subscription agreements to issue an aggregate 9,083,333 units, comprised of 9,083,333 common shares and 9,083,333 warrants, to 5 foreign-based and U.S. accredited investors at the subscription price of $0.06 per unit, raising gross proceeds of approximately $545,000 and out of which the Company will pay aggregate finder's fees to its Swiss placement agents of $12,000. As a result of their continuing investments in our securities, Messrs. Christoph Marti of Switzerland and Victor Cilli and James Morton of the U.S., each currently own in excess of 5% of our outstanding common shares: see, the table under "SECURITY OWNERSHIP", below.

      2. Stock Options, Warrants and Common Shares Surrendered for Cancellation. In September, 2005, our officers and directors surrendered an aggregate 4,507,709 stock options, 2,283,916 common stock purchase warrants and 11,247,607 common shares in order to accommodate the Company's need to have available common shares for its current private placement. We issued 112,476 shares of our Series E convertible preferred shares to our officers and directors in exchange for the cancellation of their aggregate 11,247,607 common shares. These Series E preferred shares will automatically convert in March, 2006, into an amount of common shares equal to those common shares. Following the adoption of the Amendment to our Certificate of Incorporation, increasing our authorized common shares from 200,000,000 to 300,000,000, we intend to replace all of the stock options and common stock purchase warrants surrendered by our officers and directors, without any change, modification or amendment of any of their terms or provisions. In addition, we will authorize the issuance of the 11,247,607 common shares to underlie the 112,476 Series E preferred shares issued to our officers and directors which are necessary to accommodate the automatic conversion of these preferred shares in March, 2006.

      3. Stock Issued in Lieu of Salary. In May, 2005, we issued 1,000,000 units, comprised of 1,000,000 common shares and 1,000,000 warrants, to Steven D. Rudnik, our President, Chief Executive Officer and a Director, in lieu of paying him $100,000 cash of his salary for fiscal year 2005. The 1,000,000 units paid to Mr. Rudnik, valued at the then private placement unit price of $0.10 per unit, are equivalent to the $100,000 in salary for which these units were issued.

      4. Stock Issued for Consulting Services. Beginning in January, 2005 and continuing through the date hereof, we issued an aggregate 3,350,000 common shares and 1,200,000 stock options to consultants for investor relations and general business consulting services rendered to the Company pursuant to the terms of their consulting agreements.

As of the date of this consent solicitation, we have outstanding 137,190,006 common shares, currently exercisable stock options to purchase 7,448,074 common shares, warrants to purchase 45,602,684 common shares all of which are currently exercisable, convertible preferred stock, presently convertible into 1,757,198 common shares, and irrevocable subscription agreements to issue 4,166,666 common shares and common stock purchase warrants. These outstanding securities currently require an authorized amount of 196,164,628 common shares. Following the reissuance of the stock options and common stock purchase warrants to replace the same securities previously surrendered for cancellation by our officers and directors, as well as authorizing the issuance of 11,247,607 common shares to accommodate the conversion of the Series E preferred shares and the issuance of 4,166,666 common shares and equivalents pursuant to irrevocable subscription agreements in our current private placement, we will have 214,203,860 common shares outstanding on a fully diluted basis, comprised of 150,520,946 outstanding common shares, currently exercisable stock options to purchase 11,955,783 common shares, warrants to purchase 49,969,933 common shares and convertible preferred stock, convertible into 1,757,198 common shares.

Accordingly, if our shareholders approve the amendment to our Certificate of Incorporation to increase our authorized common shares from 200,000,000 to 300,000,000, we will utilize an aggregate 214,203,860 authorized common shares to cover our existing common share requirements.

The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Amendment to increase the number of authorized shares will have no effect on the legal rights of the holders of the existing shares of Common Stock.

THE BOARD OF DIRECTORS HAS ADOPTED RESOLUTIONS THAT SET FORTH THE AMENDMENT, DECLARE THE ADVISABILITY OF THE AMENDMENT, AND SUBMIT THE AMENDMENT TO THE STOCKHOLDERS FOR APPROVAL. THE BOARD RECOMMENDS APPROVAL OF THE AMENDMENT BY THE STOCKHOLDERS.

                              THE CONSENT PROCEDURE

GENERAL

Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. The Company's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

Only stockholders of record as of September 26, 2005 are entitled to consent, to withhold their consent, or to revoke their consent, to the Amendment. Stockholders are entitled to one vote for each outstanding share of Common Stock held at the record date. As of the record date there were 139,273,339 issued and outstanding shares of Common Stock.

Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before October , 2005.

The Amendment will be approved if by October __, 2005 the Company holds unrevoked written consents of stockholders approving the Amendment from a majority of the outstanding shares of Common Stock at the Record Date. Consequently, the withholding of consent, abstentions and the failure to deliver a Consent Card would all have the effect of a vote against approval of the Amendment. If a stockholder holds his shares in "street name" and fails to instruct his broker or nominee as to how to vote his shares, the broker or nominee may not, pursuant to applicable stock exchange rules, vote such shares and, accordingly, such shares will have the effect of a vote against the Amendment.

Stockholders are requested to indicate approval of the Amendment by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Amendment, and delivering the Consent Card to the Company's transfer agent at the address set forth below. Withholding of consent to the Amendment, or abstention with respect to the approval of the Amendment, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Amendment or abstention with respect to the approval of the Amendment, respectively, and delivering the Consent Card to the Company's transfer agent at the address set forth below.

A CONSENT CARD WHICH HAS BEEN SIGNED, DATED AND DELIVERED TO THE COMPANY'S TRANSFER AGENT WITHOUT INDICATING APPROVAL, WITHHOLDING OF CONSENT, OR ABSTENTION WILL CONSTITUTE A CONSENT TO THE AMENDMENT.

Consent Cards may be delivered to the following address:

                         Securities Transfer Corporation
                              2591 Dallas Parkway,
                                    Suite 102
                               Frisco, Texas 75034
                           Attention: Proxy Department

Consent Cards should be delivered to the Company's transfer agent as soon as possible. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

                           ABSENCE OF APPRAISAL RIGHTS

Stockholders who abstain from consenting with respect to the Amendment, who withhold consent to the Amendment, or who do not deliver a Consent Card do not have the right to an appraisal of their shares of Common Stock or any similar dissenters' rights under applicable law.

                         EXPENSE OF CONSENT SOLICITATION

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Consent Statement and any additional material furnished to stockholders. Brokerage firms and other custodians, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of consents. The Company may, upon request, reimburse brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding solicitation materials to their principals.

                               SECURITY OWNERSHIP

The following table sets forth information concerning ownership of the Company's Common Stock, as of September 26, 2005, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer and by all directors and executive officers of the Company as a group:

Title             Name and Address of   Amount and Nature of       Percent of
of Class )*       Beneficial Owner      Beneficial Ownership(1)      Class
-----------       ----------------      ----------------------     ----------

Common            Ivano Angelastri          1,025,000 (2)            0.75%
Stock

                  Mark Chroscielewski              --                  --

                  Steven L. Gray              708,100                0.52%

                  Steven W. Jagels            622,083 (3)            0.45%

                  Joerg H. Klaube                  --                  --

                  Steven D. Rudnik          2,827,709 (4)            2.04%

                  Joseph J. Tomasek                --                  --

                  Address of all persons above: c/o the Company.

          All Directors and Executive       5,182,892                3.72%
                  Officers as a Group (7 persons)

                  Christoph Marti          10,300,000 (5)            7.23%
                  Kuerzestrasse 25, CH-4562 Biberist, Switzerland

                  Victor Cilli             12,833,334 (6)            8.97%
                  61 E. Central Ave., Maywood, N.J. 07607

                  James Morton              7,848,700 (7)            5.62%

* The Company also has issued and outstanding as of September 26, 2005, 241,776 shares of its Senior Convertible Preferred Stock, with concentrations in excess of 10% for one or more of the holders of such stock, however, none of such shares bear any voting rights.

----------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of October __, 2005. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2)   Includes 425,000 shares held by affiliates.
(3)   Includes options to acquire 602,083 shares.
(4) Includes options to acquire 1,244,375 shares and warrants for 250,000 shares.
(5)   Includes warrants for 5,300,000 shares.
(6) Includes 2,916,667 shares held by affiliates and warrants for 5,916,667 shares also held by affiliates.
(7) Includes warrants for 1,666,667 shares and 2,542,777 shares and warrants for 688,000 shares held by affiliates.

                             ADDITIONAL INFORMATION

The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference room in Washington, D.C. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary in writing at 401 State Route 24, Chester, New Jersey 07930 or by calling
(908)879-2722.

                                        By Order of the Board of Directors

                                        Joerg H. Klaube, Secretary

October   , 2005
----------------
Chester, New Jersey

                                    IMPORTANT
                         PLEASE COMPLETE, SIGN AND DATE
                        YOUR WRITTEN CONSENT AND PROMPTLY
                       RETURN IT IN THE ENCLOSED ENVELOPE

                       WRITTEN CONSENT OF THE STOCKHOLDERS
                                       OF
                       MAGNITUDE INFORMATION SYSTEMS, INC.

This consent is solicited by the Board of Directors. When properly executed, this consent will be voted as designated by the undersigned on the reverse side. If this consent is signed, dated, and delivered to Magnitude Information Systems, Inc. with no designation by the undersigned, this consent will constitute the stockholder's consent to and approval of the amendment.

|X| PLEASE MARK AS IN THIS SAMPLE.

Amendment to increase the authorized Common Stock of the Company from 200,000,000 shares to 300,000,000 shares.

MARK ONLY ONE OF THE FOLLOWING THREE BOXES:

|_| FOR                         |_| WITHHOLD                    |_| ABSTAIN

                                        (Please sign and date below)

                                           Dated:____________________,


Signature of Stockholder(s)                _____________________________________

Signature of Stockholder(s)                _____________________________________

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign.

                                    When signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such.

                                    If a corporation, please sign in full
                                    corporate name by President or other
                                    authorized officer. If a partnership, please sign in partnership name by authorized person.

EXHIBIT A                   CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE of INCORPORATION
                                       OF
                       MAGNITUDE INFORMATION SYSTEMS, INC.

      MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That by majority vote of the Corporation's Board of Directors at a duly organized meeting held on September , 2005, pursuant to Section 141 of the General Corporation law of the State of Delaware (the "DGCL"), and pursuant to the written consents of shareholders owning a majority of the Corporation's issued and outstanding common shares on September 26, 2005, pursuant to Section 228 of the DGCL, the following resolution was duly adopted:

                  RESOLVED, that the Board of Directors and the shareholders of the Corporation hereby declare it advisable and in the best interests of the Corporation that Article IV of the Corporation's Certificate of Incorporation, filed with the Secretary of State, State of Delaware on April 19, 1988, as amended (the "Certificate of Incorporation") be amended to read as follows:

                  FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 303,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $.0001 per share, and 3,000,000 shares of Preferred Stock, par value $.001 per share.

SECOND: That the above stated amendment was approved by the Board of Directors of the Corporation by majority vote pursuant to Section 141 of the DGCL and by written consents of the shareholders of the Corporation owning a majority of the Corporation's issued and outstanding common shares on September 26, 2005 pursuant to Section 228 of the DGCL.

THIRD: That the above stated amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Steven D. Rudnik, President, an Authorized Officer, this ____ day of October, A.D. 2005.

                                        MAGNITUDE INFORMATION SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                               Steven D, Rudnik, President


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